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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



Board of Directors
Microware Systems Corporation:

We consent to the incorporation by reference in the Registration Statement of Microware Systems Corporation on Form S-3 pertaining to a Securities Purchase Agreement and related Registration Rights Agreement dated November 28, 2000 and a Private Equity Credit Agreement and related Registration Rights Agreement dated December 15, 2000 of our report dated April 28, 2000, with respect to the consolidated financial statements of Microware Systems Corporation and subsidiaries included in its Annual Report on Form 10-K for the year ended March 31, 2000, filed with the Securities and Exchange Commission and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG LLP
                                            ------------------------------------
                                            KPMG LLP


Des Moines, Iowa
December 28, 2000